Exhibit 13.1

Certification by Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of DirectBooking Technology Co., Ltd. (the “Company”) on Form 20-F for the year ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tan Yu, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 17, 2026

By:	/s/ Tan Yu
Name:	Tan Yu
Title:	Chief Executive Officer and Director